SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 14, 2015

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Definitive Material Agreement.

On December 14, 2015, Roanoke Gas Company (“Roanoke”), the largest operating subsidiary of RGC Resources, Inc. (“Resources”), executed agreements (the “Agreements”) to renew its franchise rights with the City of Roanoke, Virginia, the City of Salem, Virginia and the Town of Vinton, Virginia (collectively the “localities” and singularly the “locality”), effective January 1, 2016. The Agreements, each with a term of 20 years and containing comparable terms and conditions, replace the expiring gas franchise agreements with the localities.

The Agreements permit Roanoke to construct, reconstruct, operate, maintain, repair and extend its gas distribution system within the respective localities territorial limits. The Agreements also contain a provision for Roanoke to annually pay each locality a Franchise Fee with a three percent annual increase. The locality’s Franchise Fee is based upon Roanoke’s gas sales within the locality’s territorial limits as a percentage of Roanoke’s gas sales in all three localities. This percentage is applied to the stated Franchise Fee in the Agreements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number    Exhibit Description

10.1	Gas Franchise Agreement between the City of Roanoke, Virginia and Roanoke Gas Company dated December 14, 2015.

10.2	Gas Franchise Agreement between the City of Salem, Virginia and Roanoke Gas Company dated December 14, 2015.

10.3	Gas Franchise Agreement between the Town of Vinton, Virginia and Roanoke Gas Company dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC Resources, Inc.

Date: December 16, 2015	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO